UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2010

Six Flags Entertainment Corporation

(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of Incorporation)

1-13703		13-3995059
(Commission File Number)		(I.R.S. Employer Identification No.)

924 Avenue J East
Grand Prairie, Texas	75050
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 595-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events.

On August 20, 2010, Six Flags Entertainment Corporation (the “Company”) entered into a retirement and consulting agreement (the “Agreement”) with its former General Counsel, James Coughlin, setting forth certain terms relating to Mr. Coughlin’s retirement from the Company, which retirement became effective July 28, 2010.  Under the terms of the Agreement, in exchange for payment of a monthly retainer, Mr. Coughlin will devote approximately half of his business time to providing consulting services to the Company, including assisting the Company in transitioning his duties to Company employees and assisting the Company with respect to Company litigation and other matters, for a period of eight months following his retirement date.  The Agreement also provides for the payment of severance to Mr. Coughlin and continued coverage under the Company’s health plans and life insurance plans, and contains a customary waiver and release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

Date: August 26, 2010	By:	/s/ Danielle J. Bernthal
		Name:	Danielle J. Bernthal
		Title:	Assistant General Counsel